Exhibit 10.1


                        AGREEMENT AND GENERAL RELEASE AND WAIVER


                  GAIL MONTGOMERY residing at 94 Seminary Road, Bedford, New York 10506 (the "Employee") and NUTRITION 21, INC. with its principal office at 4 Manhattanville Road, New York 10577 (the "Company" or "Nutrition 21"), on behalf of itself and its officers, directors, shareholders, employees, agents and parent, affiliates, predecessor, successor, subsidiary, and other related companies, and each of them jointly and severally (hereinafter singularly and collectively referred to as the "Company"), hereby enter into the following Agreement and General Release and Waiver (the "Agreement"), concerning the Employee's resignation from the Company.

                  1. The Employee confirms that on November 3, 2005 she resigned as a director, officer and employee of the Company and its subsidiaries and affiliates, and that she was thereafter given at least 21 days to consider this Agreement and decide for herself whether or not she wants to sign this Agreement.

                  2. The Employee consulted with and negotiated through Kurzman Eisenberg et al., attorneys of her choice, concerning this Agreement and the implications of Employee signing or not signing the Agreement.

                  3. The Employee has carefully considered other alternatives to executing this Agreement and has entered into this Agreement voluntarily and of the Employee's own free will.

                  4. The Employee is entitled to change her mind and revoke this Agreement within seven days after signing it. This Agreement will become effective only if Employee has not exercised her option to revoke the Agreement within seven days after its execution and Employee complies with paragraph eleven (11) of this Agreement.

                  5. If this Agreement becomes effective:

         Nutrition 21 will for the period to end eight months after the date of her resignation (November 3, 2005) pay to Employee amounts equal to the salary installments she would have received during this period at the rate of pay that applied prior to her resignation. For the avoidance of doubt, these payments will be made retroactive to November 3, 2005. All such payments shall be net of all applicable Federal and State taxes. The Company will make these deductions and forward said monies to the appropriate government agencies.

         Nutrition 21 will for the period to end six months after Employee's resignation (but not past the date, if any, on which Employee obtains employment that provides medical benefits), continue Employee's medical, dental and vision benefits.

         Nutrition 21 will pay to Employee $10,000 in respect of her legal and administrative fees and other costs within seven days following the effectiveness of this agreement..

         Nutrition 21 will pay to Employee $3,600 in respect of a car allowance, against return of her Company car to the Company within seven days following the effectiveness of this agreement.

         Employee may exercise her 1,450,000 vested stock options and her 108,333 vested SAR's only until November 2, 2006. All unexercised options and SAR's shall expire at the close of business on November 2, 2006. Employee will be permitted to simultaneously exercise her options and sell the option shares through a broker designated by the Company who will simultaneously with the sale wire the exercise price to the Company.

         Employee acknowledges that she has no other options or SAR's, and that all non-vested options and SAR's have expired.

                  6. The Employee acknowledges that she knows that there are various State and Federal laws which prohibit employment discrimination on the basis of age, sex, race, color, creed, national origin, marital status, religion, disability, veteran status, or other protected classifications and that these laws are enforced through the Federal Equal Employment Opportunity Commission, and various state, city, county and local human rights agencies. In particular, the Employee knows that she may have rights under the Federal Age Discrimination in Employment Act, which prohibits companies from discriminating against employees because of their age. In consideration for the Company making the payment described in paragraph five (5) of this Agreement, which the Employee is not otherwise entitled to receive, the Employee intends to voluntarily give up any rights she may have under these or any other laws with respect to her prior employment with the Company or termination of her employment, including her rights under the Age Discrimination in Employment Act. The Employee agrees that, as of the date of this Agreement, the Company has not (a) discriminated against her, (b) breached any express or implied contract with her, or (c) otherwise acted unlawfully toward her. In this regard, the Employee acknowledges she has received all compensation and benefits due her.

                  7. In exchange for the money and option exercise rights set forth in this Agreement, the Employee, her heirs, personal representatives, successors and assigns, hereby releases and discharges the Company, its successors, subsidiaries, and their officers, directors and employees ("Releasees") from all claims, liabilities, demands or causes of action, known or unknown, arising out of or in any way connected with or related to the Employee's employment and the termination thereof with the Company from the beginning of the world up to and including the effective date of this Agreement, except for rights granted under this Agreement and except for any indemnification rights under the Company's certificate of incorporation and by-laws. This includes, but is not limited to, claims of entitlement to change of control payments or to options and SAR's not referred to herein, wrongful discharge, breach of any implied or express contract, whether oral or written, fraud, misrepresentation, or any other tort. This also includes any claims based on any local, state or federal statute relating to age, sex, race, or any other form of discrimination such as, but not limited to, the Age Discrimination In Employment Act, Title VII of the Civil Rights Act of 1964, and other similar state and local anti-discrimination laws.

                  8. Cooperation

         Employee agrees to provide Nutrition 21 from time to time telephone consultation, and if deemed necessary by Nutrition 21, consultation in person at mutually agreeable times, which agreement on the part of Employee will not be unreasonably withheld, concerning her work for Nutrition 21. For the avoidance of doubt, Nutrition 21 is not requiring any substantive work from Employee. The consultation relates exclusively to such matters as, for example, interpreting handwritten notes that may be illegible, locating hard copy or computer files, etc. Employee also agrees to promptly sign and return documents that require Employee's signature, and have such documents notarized and/or witnessed if required, e.g. patent assignment documents.

         Employee will for no compensation cooperate fully and at reasonable times with the Company and its subsidiaries in all litigations and regulatory proceedings on which the Company or any subsidiary seeks Employee's assistance and as to which Employee had any knowledge or involvement. Without limiting the generality of the foregoing, Employee will be available to testify at such litigations and other proceedings, and will cooperate with counsel to the Company in preparing materials and offering advice in such litigations and other proceedings. Except as required by law and then only upon reasonable prior written notice to the Company, Employee will not in any way cooperate or assist any person or entity in any matter which is adverse to the Company or which is adverse to any person who at any time is or was an officer or director of the Company. Notwithstanding the foregoing, the Company will reimburse Employee for out of pocket expenses incurred in connection with attendance at litigation matters that require travel.

                  9. Employee agrees that at no time after November 3, 2005 will she disclose or use any confidential information received or acquired during the Employee's employment, including but not limited to trade secrets and any proprietary information. Employee agrees that until November 3, 2006, she will not directly or indirectly compete with Nutrition 21 or engage in or participate in any business (in whatever capacity, whether as owner, consultant, adviser, employee or otherwise), which competes with the business of Nutrition 21. The preceding sentence does not prohibit Employee from passively owning up to 2% of the voting securities of any entity that files public reports under the Securities Exchange Act of 1934; nor does it prohibit her from being employed by an entity that has a division that competes with the Company, so long as she is employed by a division of the entity that does not compete with the Company and she has no contact with divisions of the entity that do compete with the Company. This Section 9 may be enforced by injunction (without posting bond or other security), as well as by other remedies.

                  10. Employee will promptly advise the Company in writing should she at any time be contacted by any person or entity (including, without limitation, any private investigator) who seeks any information whatsoever with respect to the Company, or any of its employees, directors or officers, or any of its products, services or procedures, and she will shall forthwith furnish to the Company a complete and accurate report of all communications by or with any such person or entity. Employee confirms and acknowledges that she is aware of no publicly undisclosed information regarding the Company or its officers or directors which may be material to investors in the Company, lenders to the Company, or licensing, rating or regulatory entities. "Publicly undisclosed information" means information which is not contained in periodic reports filed by the Company under the Securities Exchange Act of 1934. Except as otherwise required by law (and then only upon 10 days' prior written notice to the Company), neither party will from and after the date hereof in any way or to any person, denigrate or derogate the Company or any of its subsidiaries, or any person who was at any time an employee, officer or director of the Company, or any products, services or procedures, whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which were learned or are learned by heretofore or from and after the date hereof or on acts or omissions which occurred at any time heretofore or which occur at any time from and after the date hereof, or otherwise.

                  11. If she has not already done so, the Employee will forthwith return to the Company all Company property, proprietary documents and materials in the Employee's possession. Such property, documents, and materials include, but are not limited to, an automobile, computer hardware, telephones, keys, correspondence, notes and notebooks, drawings, prints, photographs, tape recordings, marketing information, sales information, customer information, customer lists, computer software disks and other written, typed, printed or recorded materials to which the Employee had access or which the Employee developed during the course of her employment with the Company and all copies thereof. The Employee will forthwith provide the Company with an inventory of the Company's property in her possession.

                  12. The Employee affirms that no promise, inducement or agreement not expressed in this Agreement has been made, and this Agreement contains the entire agreement of the parties.

                  13. This Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal or state statute or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or any other possible or claimed violation of law or rights. The federal and state courts sitting in the State of New York shall have exclusive jurisdiction with respect to this Agreement. Trial by jury is waived.

                  14. If a court of competent jurisdiction finds any provisions of this Agreement unenforceable under applicable law, the enforceability of all other provisions shall not be affected by such partial unenforceability, and the remainder shall continue to be binding and in full force and effect.

                  15. The Employee hereby agrees and acknowledges that since November 3, 2005 she has no longer been employed by the Company and further agrees and acknowledges that she will make no further attempt, at any time, to seek employment with the Company and/or any affiliated company, subsidiary, or division.

                  16. This Agreement shall not be interpreted in favor of or against either party on account of such party having drafted this Agreement.

                  17. If any party to this Agreement breaches any of the terms of this Agreement, then that party shall pay to the non-defaulting party all of the non-defaulting party's costs and expenses, including attorney's fees, incurred by that party in enforcing the terms of this Agreement.

                  18. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same Agreement.

                  19. The parties shall execute any other instruments and/or documents that are reasonable or necessary to implement this Agreement.

                  20. The Employee agrees to keep this Agreement confidential and not to reveal its contents to anyone except her attorney or her financial consultant.

                  21. This Agreement constitutes the entire agreement between the Employee and the Company and it may only be modified, altered or changed in writing, signed by both the Company and the Employee. It may be signed in counterparts and by facsimile.

                  22. This Agreement shall be subject to and governed by the laws of the State of New York.

                  BY SIGNING THIS AGREEMENT AND GENERAL RELEASE AND WAIVER, THE EMPLOYEE STATES THAT: SHE HAS READ IT; SHE UNDERSTANDS IT AND KNOWS THAT SHE IS GIVING UP IMPORTANT RIGHTS; SHE AGREES WITH EVERYTHING IN IT; SHE WAS TOLD, IN WRITING, TO CONSULT AN ATTORNEY BEFORE SIGNING IT; SHE HAS BEEN GIVEN THE OPPORTUNITY TO REVIEW THE AGREEMENT FOR 21 DAYS AND THINK ABOUT WHETHER OR NOT SHE WANTED TO SIGN IT; AND SHE HAS SIGNED IT KNOWINGLY AND VOLUNTARILY.

                  THEREFORE, the Employee and the Company now voluntarily and knowingly execute the Agreement and General Release and Waiver as of this 30th day of November 2005.





                                /s/  Gail Montgomery
                                -----------------------------
                                Gail Montgomery





                                NUTRITION 21, INC.


                                By: /s/  Benjamin T. Sporn